EXHIBIT 99.1
AUGUST 1, 2016
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc.  Announces Second Quarter 2016 Results

Hammond, Louisiana, August 1, 2016 – First Guaranty Bancshares, Inc. (the "Company" or First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending June 30, 2016.  The second quarter 2016 concluded with a continuation of outstanding results.  The business strategy of moving assets from lower earning investments to higher earning loans continued to be successful as the loan portfolio as of June 30, 2016 totaled $896.4 million, a new record for the loan portfolio.  This number is up $42 million from March 31, 2016 and $86 million from June 30, 2015, an increase of 10.6%.  As planned in the strategy, in order to fund the strong loan growth, it was necessary to sell securities.  Due to the high quality of the Investment portfolio, this strategy of transferring assets from lower yielding securities to higher yielding loans resulted in a pre-tax gain on the sale of securities for the second quarter of $2.2 million or $1.5 million after tax.  As of June 30, 2016, First Guaranty was $18.7 million ahead of budget for core loans, $11.3 million ahead on all loans.
Because of the strong loan portfolio growth, First Guaranty was required, according to normal loan loss reserve calculations, to fund approximately $210,000 to the loan loss provision in excess of budget.  This extra provision is funded from the gains on securities which were required to fund the loans.
The loans to deposits ratio improved to 70% as of June 30, 2016, up from 66% as of March 31, 2016 and 60% as of June 30, 2015.
The net interest margin for the second quarter 2016 increased to 3.43% compared to 3.30% for the first quarter of 2016 and 3.16% for the second quarter 2015.  The increase in the net interest margin confirms and validates the business strategy of moving assets from lower yielding securities to higher yielding loans.
The increase in the size of the loan portfolio has improved loan interest income which totaled $11.3 million in the second quarter of 2016 compared to $10.8 million for the first quarter of 2016 and $10.4 million for the second quarter 2015.
When you combine the effects of the larger loan portfolio, increased net interest margin, and gains from sales of securities required to fund the loans, the net income improved substantially to $4.4 million for the second quarter of 2016 compared to $3.2 million for the first quarter of 2016.  Earnings per common share totaled $0.58 for the quarter ended June 30, 2016 compared to $0.41 for the quarter ended March 31, 2016.
For the 92nd consecutive quarter, First Guaranty paid a quarterly dividend.  This dividend was $0.16 per share.  Since 1993, First Guaranty Bank has paid a total of $59.2 million in common dividends to shareholders.
Total equity as of June 30, 2016 equaled $127.4 million or $16.74 per share, an increase of $9.2 million from December 31, 2015.
In December 2015, First Guaranty issued a 10% stock dividend which resulted in a book value dilution of $1.56 per share.  As of June 30, 2016, First Guaranty had earned back $0.67, or 43% of that dilution.  If the earnings trend continues, the projected earn back date of the stock dividend dilution is February 28, 2017, 14 months from issuance.
Total deposits as of June 30, 2016 were $1.3 billion.
The provision to loan loss for the quarter was $0.9 million, and for the year to date $1.7 million compared to $1.0 million year to date as of June 30, 2015.  Approximately $0.5 million of the increase in loan loss provision between 2015 and 2016 is due to the $54.8 million increase in the loan portfolio.
Total non-interest expense for the year to date through June 30, 2016 was $16.4 million compared to $15.6 million year to date through June 30, 2015.  Year to date non-interest income as of June 30, 2016 totaled $5.5 million compared to $3.9 million year to date through June 30, 2015.
As of June 30, 2016, nonperforming assets had decreased to $25.0 million compared to $26.0 million as of March 31, 2016.
Alton B. Lewis, President and CEO commented: "Everyone throughout the entire organization is working together toward our common goals.  As a result, the first half of 2016 has been strong.  We intend to continue these efforts.  We intend to continue and improve the way we take care of our customers and to build on those efforts to obtain our goals."
About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.5 billion in assets as of June 30, 2016 and provides personalized commercial banking services through 21 banking facilities located across Louisiana.  For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents:
Cash and due from banks	$18,236	$36,690
Federal funds sold	274	582
Cash and cash equivalents	18,510	37,272

Interest-earning time deposits with banks	-	997

Investment securities:
Available for sale, at fair value	407,824	376,369
Held to maturity, at cost (estimated fair value of $108,844 and $168,148 respectively)	107,443	169,752
Investment securities	515,267	546,121

Federal Home Loan Bank stock, at cost	1,305	935
Loans held for sale	123	-

Loans, net of unearned income	896,384	841,583
Less: allowance for loan losses	9,857	9,415
Net loans	886,527	832,168

Premises and equipment, net	21,743	22,019
Goodwill	1,999	1,999
Intangible assets, net	1,223	1,394
Other real estate, net	1,126	1,577
Accrued interest receivable	5,798	6,015
Other assets	7,115	9,256
Total Assets	$1,460,736	$1,459,753

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$212,909	$213,203
Interest-bearing demand	423,772	409,209
Savings	88,491	81,448
Time	554,817	592,010
Total deposits	1,279,989	1,295,870

Short-term borrowings	9,000	1,800
Accrued interest payable	2,148	1,707
Senior long-term debt	24,277	25,824
Junior subordinated debentures	14,613	14,597
Other liabilities	3,295	1,731
Total Liabilities	1,333,322	1,341,529

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 7,609,194 shares	7,609	7,609
Surplus	61,584	61,584
Retained earnings	55,049	49,932
Accumulated other comprehensive income (loss)	3,172	(901)
Total Shareholders' Equity	127,414	118,224
Total Liabilities and Shareholders' Equity	$1,460,736	$1,459,753

See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2016	2015	2016	2015
Interest Income:
Loans (including fees)	$11,306	$10,391	$22,107	$21,129
Deposits with other banks	14	21	44	42
Securities (including FHLB stock)	3,427	3,598	7,016	6,943
Total Interest Income	14,747	14,010	29,167	28,114

Interest Expense:
Demand deposits	627	346	1,241	704
Savings deposits	17	9	35	17
Time deposits	1,507	1,798	3,071	3,641
Borrowings	365	35	757	70
Total Interest Expense	2,516	2,188	5,104	4,432

Net Interest Income	12,231	11,822	24,063	23,682
Less: Provision for loan losses	893	400	1,736	1,010
Net Interest Income after Provision for Loan Losses	11,338	11,422	22,327	22,672

Noninterest Income:
Service charges, commissions and fees	609	682	1,266	1,328
ATM and debit card fees	471	461	915	887
Net gains on securities	2,231	623	2,585	939
Net gain on sale of loans	3	4	3	4
Other	327	349	706	702
Total Noninterest Income	3,641	2,119	5,475	3,860

Noninterest Expense:
Salaries and employee benefits	4,144	3,859	8,241	7,905
Occupancy and equipment expense	999	986	1,971	1,969
Other	3,174	2,876	6,203	5,739
Total Noninterest Expense	8,317	7,721	16,415	15,613

Income Before Income Taxes	6,662	5,820	11,387	10,919
Less: Provision for income taxes	2,261	1,958	3,835	3,663
Net Income	4,401	3,862	7,552	7,256
Preferred Stock Dividends	-	(99)	-	(197)
Income Available to Common Shareholders	$4,401	$3,763	$7,552	$7,059

Per Common Share:
Earnings	$0.58	$0.54	$0.99	$1.02
Cash dividends paid	$0.16	$0.15	$0.32	$0.30
Book Value			$16.74	$15.36

Weighted Average Common Shares Outstanding	7,609,194	6,920,022	7,609,194	6,920,022

Return on Average Assets	1.21%	1.01%	1.03%	0.95%
Return on Average Common Equity	14.14%	14.00%	12.33%	13.43%
Net Interest Margin	3.43%	3.16%	3.37%	3.18%

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$19,146	$14	0.29%	$30,805	$21	0.27%
Securities (including FHLB stock)	551,601	3,427	2.50%	672,093	3,598	2.15%
Federal funds sold	246	-	-%	364	-	-%
Loans held for sale	-	-	-%	-	-	-%
Loans, net of unearned income	861,237	11,306	5.28%	794,999	10,391	5.24%
Total interest-earning assets	1,432,230	$14,747	4.14%	1,498,261	$14,010	3.75%

Noninterest-earning assets:
Cash and due from banks	7,731			5,044
Premises and equipment, net	21,798			19,869
Other assets	3,678			5,723
Total Assets	$1,465,437			$1,528,897

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$413,524	$627	0.61%	$422,407	$346	0.33%
Savings deposits	87,501	17	0.08%	76,563	9	0.05%
Time deposits	569,347	1,507	1.06%	654,863	1,798	1.10%
Borrowings	40,284	365	3.64%	6,065	35	2.31%
Total interest-bearing liabilities	1,110,656	$2,516	0.91%	1,159,898	$2,188	0.76%

Noninterest-bearing liabilities:
Demand deposits	225,263			215,467
Other	4,369			6,316
Total Liabilities	1,340,288			1,381,681

Shareholders' equity	125,149			147,216
Total Liabilities and Shareholders' Equity	$1,465,437			$1,528,897
Net interest income		$12,231			$11,822

Net interest rate spread (1)			3.23%			2.99%
Net interest-earning assets (2)	$321,574			$338,363
Net interest margin (3), (4)			3.43%			3.16%

Average interest-earning assets to interest-bearing liabilities			128.95%			129.17%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.47% and 3.20% for the above periods ended June 30, 2016 and 2015 respectively. A 35% tax rate was used to calculate the effect on securities income from tax exempt securities.
(5)	Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$24,242	$44	0.36%	$33,510	$42	0.25%
Securities (including FHLB stock)	564,012	7,015	2.50%	671,957	6,943	2.08%
Federal funds sold	247	-	-%	301	-	-%
Loans held for sale	-	-	-%	-	-	-%
Loans, net of unearned income	848,594	22,107	5.24%	796,063	21,129	5.35%
Total interest-earning assets	1,437,095	$29,166	4.08%	1,501,831	$28,114	3.78%

Noninterest-earning assets:
Cash and due from banks	7,865			6,816
Premises and equipment, net	22,019			19,575
Other assets	4,236			5,921
Total Assets	$1,471,215			$1,534,143

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$419,404	$1,241	0.59%	$431,446	$704	0.33%
Savings deposits	85,921	35	0.08%	75,805	17	0.05%
Time deposits	580,664	3,071	1.06%	659,964	3,641	1.11%
Borrowings	40,961	757	3.72%	5,119	70	2.74%
Total interest-bearing liabilities	1,126,950	$5,104	0.91%	1,172,334	$4,432	0.76%

Noninterest-bearing liabilities:
Demand deposits	217,113			210,613
Other	3,979			5,763
Total Liabilities	1,348,042			1,388,710

Shareholders' equity	123,173			145,433
Total Liabilities and Shareholders' Equity	$1,471,215			$1,534,143
Net interest income		$24,062			$23,682

Net interest rate spread (1)			3.17%			3.01%
Net interest-earning assets (2)	$310,145			$329,497
Net interest margin (3), (4)			3.37%			3.18%

Average interest-earning assets to interest-bearing liabilities			127.52%			128.11%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.40% and 3.21% for the above periods ended June 30, 2016 and 2015 respectively. A 35% tax rate was used to calculate the effect on securities income from tax exempt securities.
(5)	Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of June 30, 2016, March 31, 2016 and December 31, 2015:

	June 30, 2016		March 31, 2016		December 31, 2015
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$71,736	8.0%	$69,875	8.1%	$56,132	6.6%
Farmland	21,455	2.4%	22,037	2.6%	17,672	2.1%
1- 4 Family	137,522	15.3%	131,543	15.3%	129,610	15.4%
Multifamily	12,682	1.4%	10,830	1.3%	12,629	1.5%
Non-farm non-residential	352,582	39.3%	333,048	38.9%	323,363	38.3%
Total Real Estate	595,977	66.4%	567,333	66.2%	539,406	63.9%
Non-Real Estate:
Agricultural	27,561	3.1%	23,266	2.7%	25,838	3.1%
Commercial and industrial	214,270	23.8%	206,178	24.1%	224,201	26.6%
Consumer and other	60,475	6.7%	59,925	7.0%	54,163	6.4%
Total Non-Real Estate	302,306	33.6%	289,369	33.8%	304,202	36.1%
Total loans before unearned income	898,283	100.0%	856,702	100.0%	843,608	100.0%
Unearned income	(1,899)		(1,926)		(2,025)
Total loans net of unearned income	$896,384		$854,776		$841,583

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	June 30, 2016	March 31, 2016	December 31, 2015
Nonaccrual loans:
Real Estate:
Construction and land development	$551	$555	$558
Farmland	111	118	117
1 - 4 family residential	4,383	4,749	4,538
Multifamily	5,152	5,262	9,045
Non-farm non-residential	1,741	1,935	2,934
Total Real Estate	11,938	12,619	17,192
Non-Real Estate:
Agricultural	2,630	3,537	2,628
Commercial and industrial	7,878	8,266	48
Consumer and other	1,022	-	171
Total Non-Real Estate	11,530	11,803	2,847
Total nonaccrual loans	23,468	24,422	20,039

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	-	-	-
Farmland	-	-	19
1 - 4 family residential	276	216	391
Multifamily	-	-	-
Non-farm non-residential	91	129	-
Total Real Estate	367	345	410
Non-Real Estate:
Agricultural	-	-	-
Commercial and industrial	-	-	-
Consumer and other	-	-	-
Total Non-Real Estate	-	-	-
Total loans 90 days and greater delinquent & accruing	367	345	410

Total non-performing loans	23,835	24,767	20,449

Real Estate Owned:
Real Estate Loans:
Construction and land development	21	25	25
Farmland	-	-	-
1 - 4 family residential	498	564	880
Multifamily	-	-	-
Non-farm non-residential	607	637	672
Total Real Estate	1,126	1,226	1,577
Non-Real Estate Loans:
Agricultural	-	-	-
Commercial and industrial	-	-	-
Consumer and other	-	-	-
Total Non-Real Estate	-	-	-
Total Real Estate Owned	1,126	1,226	1,577

Total non-performing assets	$24,961	$25,993	$22,026

Non-performing assets to total loans	2.78%	3.04%	2.62%
Non-performing assets to total assets	1.71%	1.77%	1.51%
Non-performing loans to total loans	2.66%	2.90%	2.43%